Exhibit 10.8

2000 Market St., Suite 910

Philadelphia, PA 19103

Form of Equity Commitment Letter

August 12, 2026

WhiteHawk Minerals Corp.

2000 Market Street, Suite 910
Philadelphia, PA 19103

Re: Commitment to Purchase Series E Preferred Equity

Ladies and Gentlemen:

This Equity Commitment Letter (this “Commitment Letter”) sets forth the agreement of [INVESTOR] (“Investor”) to purchase preferred equity of WhiteHawk Minerals Corp. (the “Company”), on the terms described below.

1.
Commitment

Subject to the terms and conditions set forth herein, Investor hereby irrevocably commits to purchase $[AMOUNT] (the “Commitment”) of the Company’s Series E Preferred Stock for a price of $1,000 per share (the “Series E Preferred Equity”), pursuant to the terms of the Company’s governing documents and the definitive purchase agreement to be entered into in connection therewith.

2.
Funding

Investor agrees to fund the full amount of the Commitment in immediately available funds on the closing date specified by the Company, which shall occur on or around September 23, 2026, unless otherwise agreed.

3.
Conditions

The obligation of Investor to fund the Commitment is subject to:

•
Execution of definitive documentation for the Series E Preferred Equity on terms consistent with those presented to Investor;
•
No material adverse change in the business, assets, or financial condition of the Company prior to closing;
•
The Company’s representations and warranties being true and correct in all material respects as of the closing date; and
•
Compliance with applicable securities laws.

4.
Binding Effect

This Commitment Letter constitutes a legally binding obligation of Investor to provide the Commitment, subject only to the conditions expressly set forth herein. Investor acknowledges that the Company may rely upon this Commitment Letter in connection with its capital planning and related transactions.

5.
Miscellaneous

This Commitment Letter shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

This Commitment Letter may be executed in counterparts and delivered electronically, each of which shall be deemed an original.

Very truly yours,

[INVESTOR]

By: __________________________
Name:
Title:

Agreed and Accepted:

WhiteHawk Minerals Corp.

By: __________________________
Name:
Title: